EXHIBIT 2.3

PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of November 9, 2015 (this “Agreement”), between each of the signatories hereto identified as a “Pledgor” (the “Pledgors”), MURIEL SIEBERT & CO., INC. (the “Secured Party”) and SIEBERT BRANFORD SHANK FINANCIAL, LLC, a Delaware limited liability company (the “Issuer”).

PRELIMINARY STATEMENT

The Issuer is obligated to pay certain amounts the Secured Party pursuant to the terms of a Subordinated Note dated November 9, 2015 in the original principal amount of $4,000,000 (the “Note”).

Each Pledgor (i) beneficially owns the specified Pledged Interests (as defined below) listed on Schedule A attached hereto, (ii) will derive substantial benefits from transactions in connection with the Note is being issued and (iii) is willing to execute and deliver this Agreement in order to induce the Secured Party to enter into such transactions.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

1.01      Certain Definitional Provisions. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC.

1.02       Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling 10% or more of any class of outstanding equity interests of such Person or of any Person which such Person directly or indirectly owns or controls 10% or more of any class of equity interests, (iii) any officer, director, general partner or trustee of such Person, or any Person of which such Person is an officer, director, general partner or trustee, or (iv) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the equity interests of any Person described in clauses (i) through (iii) of this sentence; provided, that in the case of a Person who is an individual, such terms shall also include the spouse and lineal descendants (including by adoption) of the specific Person.

“Equity Interests” means all of the shares, interests, rights, participations or other equivalents (however designated) of ownership or profit interests or units in the Issuer and all of the warrants, options and other rights for the purchase, acquisition or exchange from the Issuer of any of the foregoing (including through convertible securities).

“Event of Default” has the meaning given to such term in the Note.

“Federal Securities Laws” has the meaning assigned to such term in Section 3.03.

“Governing Documents” means the certificate of formation, and any other document that controls the management of Issuer.

“Law” shall mean all international, domestic, foreign, federal, state and local statutes, treaties, rules, guidelines, ordinances, codes and administrative and judicial precedents or authorities, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits or and agreements with any domestic or foreign governmental authority, including without limitation, federal and state securities laws, and the rules and regulations promulgated by the Financial Industry Regulatory Authority.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, hypothecation, lease, exercise of rights, security interest or claim.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, government agency or other entity of whatever nature.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Interests” means all of the Equity Interests in Issuer identified as Pledged Interests on Schedule A attached hereto.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Secured Obligations” means (x) all amounts due and owing to Secured Party under the Note and (y) all costs and expenses incurred by the Secured Party in enforcing its rights hereunder.

ARTICLE II

Pledge of Securities

2.01       Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby collaterally assigns and pledges to the Secured Party for the benefit of itself and its successors and permitted assigns, and hereby grants to the Secured Party for the benefit of itself and its successors and permitted assigns, a security interest in, all of such Pledgor’s right, title and interest in, to and under (a) the Pledged Interests, (b) forty nine percent (49%) of any other Equity Interests obtained in the future by the Pledgor, (c) the certificates, if any, or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank to the Pledgor (all the foregoing collectively referred to herein as the “Pledged Equity Interests”), (d) subject to Section 2.05, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests, (e) subject to Section 2.05, all rights and privileges of such Pledgor with respect to the Pledged Equity Interests and other property referred to in clauses (a) through (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

2.02       Delivery of the Pledged Collateral. (a) The Pledgor agrees as promptly as practicable to deliver or cause to be delivered to the Secured Party any and all certificates, instruments or other documents representing or evidencing Pledged Equity Interests.

(b)          Upon delivery to the Secured Party, (i) any certificate, instrument or document representing or evidencing any Pledged Equity Interest shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Secured Party and duly executed in blank and by such other instruments and documents as the Secured Party may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Secured Party may reasonably request.

2.03       Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants, severally and not jointly, to and with the Secured Party, that:

(a)          the Pledged Equity Interests held by such Pledgor have been duly and validly authorized and issued by the Issuer and are fully paid and nonassessable;

(b)          such Pledgor (i) is and, will continue to be the direct owner, beneficially and of record, of the Pledged Equity Interests as owned by such Pledgor and set forth on Schedule A, (ii) holds the same free and clear of all Liens other than Liens granted in favor of the Secured Party pursuant to this Agreement and (iii) except as permitted by Section 2.03(g), will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other lien on, the Pledged Collateral;

(c)          except for restrictions and limitations imposed by Law and Liens granted in favor of the Secured Party pursuant to this Agreement, the Pledged Collateral owned by such Pledgor is and will continue to be freely transferable and assignable, and none of such Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement or contractual restriction of any nature, that could reasonably be expected to prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Secured Party of rights and remedies hereunder;

(d)          such Pledgor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will not create, incur, assume or permit to exist, and will defend its title or interest thereto or therein against any and all Liens, however arising, of all persons whomsoever, other than Liens granted in favor of the Secured Party pursuant to this Agreement;

(e)          no consent or approval of any government agency, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby by such Pledgor (other than such as have been obtained and are in full force and effect);

(f)          the pledge effected hereby is effective to pledge to the Secured Party the rights of such Pledgor in the Pledged Collateral as set forth herein and all action by such Pledgor necessary or desirable to protect and perfect a legal and valid first priority Lien on the Pledged Collateral has been duly taken; provided however, that in respect of any Pledged Collateral acquired by such Pledgor after the date of this Agreement, such Pledgor shall, promptly thereafter, take any and all such additional action necessary or desirable to protect and perfect a legal and valid first priority Lien on such after-acquired Pledged Collateral; and

(g)          such Pledgor shall not transfer any of its interests in the Pledged Equity Interests held thereby unless the applicable transferee agrees, in a manner acceptable to the Secured Party, that such Pledged Equity Interests shall continue to be subject to, and such transferee shall continue to be bound by, the terms hereof.

2.04       Registration in Nominee Name; Denominations. Following the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right (in its sole and absolute discretion) to hold the Pledged Equity Interests in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Secured Party. Each Pledgor will promptly give to the Secured Party copies of any notices or other communications received by it with respect to Pledged Equity Interests in its capacity as the registered owner thereof.

2.05       Voting Rights; Dividends and Interest, Etc. (a)  Unless and until an Event of Default shall have occurred and be continuing:

(i)          Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity Interests or any part thereof for any purpose consistent with the terms of this Agreement; provided however, that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially adversely affect the rights inuring to a holder of any Pledged Equity Interests or the rights and remedies of the Secured Party under this Agreement or the ability of the Secured Party to exercise the same.

(ii)          Each Pledgor shall be entitled to receive, retain and dispose of any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity Interests to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of applicable Law; provided however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the Issuer or received in exchange for Pledged Equity Interests or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by a Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Party and shall be forthwith delivered to the Secured Party in the same form as so received (with any necessary endorsement or instrument of assignment requested by the Secured Party).

(b)          To the fullest extent permitted by applicable Law, upon the occurrence and during the continuance of an Event of Default, all rights of a Pledgor to dividends, interest, principal or other distributions that each Pledgor is authorized to receive pursuant to paragraph (a)(ii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by a Pledgor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Secured Party, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Secured Party upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Secured Party pursuant to the provisions of this paragraph (b) shall be retained by the Secured Party in an account to be established by the Secured Party upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 3.02.

(c)          Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

2.06       Dilution. The Issuer hereby confirms that the Equity Interests set forth on Schedule A constitute forty nine percent (49%) of the aggregate Equity Interests currently authorized and issued and agrees that it shall take no action to issue any additional Equity Interests unless, after giving effect thereto, forty nine percent (49%) of the aggregate Equity Interests are pledged to the Secured Party hereunder and otherwise subject to the terms hereof.

ARTICLE III

Remedies Upon default

3.01       Remedies Upon Default.

(a)          Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code or other applicable Law. Without limiting the generality of the foregoing (irrespective of whether the Uniform Commercial Code applies to the affected items of Pledged Collateral), upon prior notice to Pledgor of not less than fifteen (15) days (unless the giving of such notice is prohibited or otherwise limited by operation of any applicable Law, in which case Secured Party shall not be required to give such notice), each Pledgor agrees that the Secured Party shall have the right, subject to the requirements of applicable Law, to sell or otherwise dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)          The Secured Party shall give each Pledgor fifteen (15) days’ written notice of the Secured Party’s intention to make any sale of Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, the Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from the Pledgor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement of a purchaser that is not an Affiliate of the Pledgor to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full; provided that, if the closing of the sale pursuant to such agreement has not been consummated within sixty (60) days after the date such agreement is executed, the Secured Party shall no longer be entitled to carry out the sale pursuant to such agreement at any time after all Events of Default shall have been remedied. The sixty (60) day period set forth in the immediately preceding sentence shall be extended for any time period necessary to allow for any necessary approval from the Financial Industry Regulatory Authority if such approval is required for consummation of such sale, provided that the Secured Party in good faith continuously and diligently pursues acquisition of such approval from the date of execution of such agreement. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(c)          Notwithstanding anything to the contrary contained herein (i) the Secured Party shall only have the right to exercise remedies pursuant to this Article III if an Event of Default has occurred and is continuing, and (ii) the remedies contemplated by this Article III shall be the sole and exclusive remedy if an Event of Default has occurred and is continuing of the Secured Party as against the Pledgors (provided that, for avoidance of doubt, nothing in this clause (ii) shall be deemed a waiver of any remedies available to the Secured Party by contract or under applicable law in respect of any breach by any Pledgor of any representations, warranties or covenants of such Pledgor set forth in this Agreement).

3.02       Application of Proceeds. The Secured Party shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Pledged Collateral, (i) first, to compensate the Secured Party for all expenses incurred in connection with exercising its rights hereunder and (ii) second, in satisfaction of the Secured Obligations in such manner as determined at the time by the Secured Party.

Upon any sale of Pledged Collateral by the Secured Party (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

3.03       Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder, each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Secured Party may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Secured Party, in its sole and absolute discretion (a) to the extent not prohibited by applicable Federal Securities Laws, may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Secured Party shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Secured Party, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 3.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Secured Party sells.

3.04       Cooperation. Upon and in connection with the exercise of any remedies by the Secured Party hereunder, the Issuer and each Pledgor shall take all actions as reasonably required or requested by the Secured Party to allow for the orderly repossession and sale of the Pledged Collateral, including without limitation by granting such consents and making such amendments to the Governing Documents as are reasonably requested by the Secured Party.

ARTICLE IV

Miscellaneous

4.01       Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and delivered to a Pledgor or Secured Party, as applicable, at the applicable address appearing on the signature page hereof.

4.02       Security Interest Absolute. All rights of the Secured Party hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Pledgors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the

Note, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement or instrument relating to the foregoing or, (c) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Pledgor in respect of any Secured Obligation or this Agreement.

4.03       Binding Effect; Several Agreement. This Agreement shall become effective as to a Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Secured Party and a counterpart hereof shall have been executed on behalf of the Secured Party, and thereafter shall be binding upon such Pledgor and the Secured Party and their respective permitted successors and assigns, and shall inure to the benefit of the Pledgor, the Secured Party and its respective successors and permitted assigns, except that no Pledgor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void).

4.04       Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgors or the Secured Party that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. The Secured Party may assign its rights hereunder to any entity to which it assigns its interest in the Note.

4.05       Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Secured Party as the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Secured Party’s name or in the name of the applicable Pledgor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral, (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral, (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Secured Party were the absolute owner of the Pledged Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Secured Party shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.

4.06       Governing Law; Jurisdiction; Etc.

(a)          GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)          SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT OBJECT TO THE COMMENCEMENT OF ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING IN ANY WAY TO ANY PLEDGED COLLATERAL AGAINST THE PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 4.06. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.01 AND AGREES that service in such manner shall constitute good, valid and sufficient service upon SUCH PARTY or its successors or assigns in connection with any such action or proceeding. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

4.07       Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.07.

4.08       Waivers; Amendment. (a)  No failure or delay by the Secured Party in exercising any right or power hereunder or under the Note shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Party hereunder and under the Note are cumulative and are not exclusive of any rights or remedies that they would otherwise have. Without limiting the generality of the foregoing, the making of a loan or other extension of credit shall not be construed as a waiver of any Event of Default, regardless of whether the Secured Party may have had notice or knowledge of such Event of Default at the time. No notice or demand on a Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Secured Party and such Pledgor with respect to which such waiver, amendment or modification is to apply.

4.09       Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable in any respect, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.10       Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart of this Agreement.

4.11       Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

4.12       Termination and Release. (a) This Agreement (other than the provisions herein that by their terms survive the termination hereof), the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all of the Secured Obligations have been paid in full.

(b)          In connection with any termination or release pursuant to paragraph (a) above, the Secured Party shall promptly execute and deliver to the applicable Pledgor, at such Pleldgor’s own expense, all Uniform Commercial Code termination statements and similar documents that such Pledgor shall reasonably request to evidence such termination or release, so long as the Pledgor shall have provided the Secured Party such certifications or documents as the Secured Party shall reasonably request in connection therewith. Any execution and delivery of documents pursuant to this Section 4.12 shall be without recourse to or representation or warranty by the Secured Party.

4.13       Right of Setoff. If an Event of Default shall have occurred and is continuing, the Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all Pledged Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by the Secured Party to or for the credit or the account of a Pledgor against any and all of the Secured Obligations then due, irrespective of whether or not the Secured Party shall have made any demand under this Agreement or Note. The rights of the Secured Party under this Section 4.13 are in addition to other rights and remedies (including other rights of setoff) which the Secured Party may have hereunder or under applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGORS:

/s/ Suzanne F. Shank
Name:	Suzanne F. Shank

Cisneros and Miramontes Holdings, LLC, a Texas limited liability company

By:	/s/ Henry Cisneros
Name:	Henry Cisneros, Manager

/s/ William C. Thompson, Jr.
Name:	William C. Thompson, Jr.

/s/ Sean Duffy
Name:	Sean Duffy

SECURED PARTY:

MURIEL SIEBERT & CO., INC.,

By:	/s/ Robert P. Mazzarella
Name:	Robert P. Mazzarella
Title:	Director

acknowledged and agreed to by:

SIEBERT BRANFORD SHANK FINANCIAL, LLC

By:	/s/ Suzanne F. Shank
Name:	Suzanne F. Shank
Title:	Chief Executive Officer